Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, being a Director of Bank of South Carolina Corporation, a South Carolina corporation, constitutes and appoints HUGH C. LANE, JR. and SHERYL G. SHARRY, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and execute on behalf of the undersigned a Registration Statement, and any and all amendments to such Registration Statement filed with the, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any such amendments, as fully to all intents and purposes as he or she might or could do in person, and does hereby ratify and confirm all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

Signature	Title	Date

President, Chief Executive Officer and
/s/Hugh C. Lane, Jr.	Director	June 23, 2011
Hugh C. Lane, Jr.	(Principal Executive Officer)

Chief Financial Officer, Executive Vice President,
/s/Sheryl G. Sharry	Treasurer and Director	June 23, 2011
Sheryl G. Sharry	(Principal Financial Officer)

/s/Fleetwood S. Hassell	Executive Vice President and Director	June 23, 2011
Fleetwood S. Hassell

/s/David W. Bunch	Director	June 23, 2011
David W. Bunch

/s/Graham M. Eubank, Jr.	Director	June 23, 2011
Graham M. Eubank, Jr.

/s/Glen B. Haynes, DVM	Director	June 23, 2011
Glen B. Haynes, DVM

/s/William L. Hiott, Jr.	Director	June 23, 2011
William L. Hiott, Jr.

/s/Katherine M. Huger	Director	June 23, 2011
Katherine M. Huger

/s/Richard W. Hutson, Jr.	Director	June 23, 2011
Richard W. Hutson, Jr.

/s/Charles G. Lane	Director	June 23, 2011
Charles G. Lane

/s/Louise J. Maybank	Director	June 23, 2011
Louise J. Maybank

/s/Linda J. Bradley McKee, PHD, CPA	Director	June 23, 2011
Linda J. Bradley McKee, PHD, CPA

/s/Alan I. Nussbaum, MD	Director	June 23, 2011
Alan I. Nussbaum, MD

/s/Edmund Rhett. Jr., MD	Director	June 23, 2011
Edmund Rhett, Jr., MD

/s/Malcolm M. Rhodes, MD	Director	June 23, 2011
Malcolm M. Rhodes, MD

/s/David R. Schools	Director	June 23, 2011
David R. Schools

/s/Steve D. Swanson	Director	June 23, 2011
Steve D. Swanson